EXHIBIT 10.1

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (the “Agreement”), dated as of April 21, 2021, by and among BRAEMAR HOTELS & RESORTS INC., a Maryland corporation (the “Company”), BRAEMAR HOSPITALITY LIMITED PARTNERSHIP, a Delaware limited partnership (the “Operating Partnership”), and LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (the “Investor”). Capitalized terms used herein and not otherwise defined herein are defined in Section 1 hereof.

WHEREAS:

Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Investor, and the Investor wishes to buy from the Company, up to Thirty-Five Million Dollars ($35,000,000) of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”). The shares of Common Stock to be purchased hereunder (including, without limitation, the Initial Purchase Shares (as defined in Section 2(a) hereof)) are referred to herein as the “Purchase Shares.”

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.	CERTAIN DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a)           “Accelerated Purchase Date” means, with respect to any Accelerated Purchase made pursuant to Section 2(b) hereof or any Additional Accelerated Purchase pursuant to Section 2(c) hereof, the Business Day immediately following the applicable Regular Purchase Date with respect to the corresponding Regular Purchase referred to in Section 2(b) hereof.

(b)           “Accelerated Purchase Period” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, such period of time on the Accelerated Purchase Date beginning at the official open of trading on the Principal Market, and ending at the earliest of (i) the official close of trading on the Principal Market on such Accelerated Purchase Date, (ii) such time that the total number (or volume) of shares of Common Stock traded on the Principal Market has exceeded the quotient of (A) the Accelerated Purchase Share Amount, divided by (B) 0.2, and (iii) such time on the Accelerated Purchase Date that the Sale Price has fallen below any minimum price threshold set forth in the applicable Purchase Notice by the Company.

(c)           “Accelerated Purchase Share Amount” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof or an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, the number of Purchase Shares directed by the Company to be purchased by the Investor in a Purchase Notice, which number of Purchase Shares shall not exceed the lesser of (i) 300% of the applicable Regular Purchase Share Limit for the corresponding Regular Purchase and (ii) 20% of the total volume of shares of Common Stock traded on the Principal Market during the Accelerated Purchase Period or the Additional Accelerated Purchase Period, as applicable; provided, that the parties may mutually agree to increase the Accelerated Purchase Share Amount for any Accelerated Purchase or Additional Accelerated Purchase.

(d)           “Additional Accelerated Purchase Period” means, with respect to an Additional Accelerated Purchase pursuant to Section 2(c) hereof, such period of time on the Accelerated Purchase Date beginning at the latest of (i) the end of the Accelerated Purchase Period for the corresponding Accelerated Purchase made pursuant to Section 2(b) hereof on such Accelerated Purchase Date, (ii) the end of the Additional Accelerated Purchase Period for the most recently completed prior Additional Accelerated Purchase pursuant to Section 2(c) hereof on such Accelerated Purchase Date, as applicable, and (iii) the time at which all Purchase Shares for all prior Purchases, including, those effected on the applicable Accelerated Purchase Date have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement, and ending at the earliest of (i) the official close of trading on the Principal Market on the Accelerated Purchase Date, (ii) such time that the total number (or volume) of shares of Common Stock traded on the Principal Market has exceeded the quotient of (A) the Accelerated Purchase Share Amount, and (B) 0.2, and (iii) such time that the Sale Price has fallen below any minimum price threshold set forth in the applicable Purchase Notice by the Company.

(e)           “Available Amount” means, initially, Thirty-Five Million Dollars ($35,000,000) in the aggregate, which amount shall be reduced by (i) the Purchase Amount each time the Investor purchases shares of Common Stock pursuant to Section 2 hereof (including the Initial Purchase) and shall be further reduced by (ii) the amount of the Commitment Shares pursuant to Section 5 hereof multiplied by the Closing Sale Price of the Common Stock on the date hereof.

(f)            “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

(g)           “Base Prospectus” means the Company’s final base prospectus, dated April 14, 2021, a preliminary form of which is included in the Shelf Registration Statement, including the documents incorporated by reference therein.

(h)           “Business Day” means any day on which the Principal Market is open for trading, including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(i)            “Closing Sale Price” means, for any security as of any date, the last closing sale price for such security on the Principal Market as reported by the Principal Market.

(j)            “Code” means the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder.

(k)           “Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated as “Confidential,” “Proprietary” or some similar designation. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party without confidential restriction at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; or (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession.

(l)            “DTC” means The Depository Trust Company, or any successor performing substantially the same function for the Company.

(m)          “DWAC Shares” means shares of Common Stock that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and (iii) timely credited by the Company to the Investor’s or its designee’s specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.

(n)           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(o)           “Floor Price” means $1.00, which shall be adjusted for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction and, effective upon the consummation of any of the foregoing, the Floor Price shall mean the lower of (i) the adjusted price and (ii) $1.00.

(p)           “Initial Prospectus Supplement” means the prospectus supplement of the Company relating to the Securities, including the accompanying Base Prospectus, to be prepared and filed by the Company with the SEC pursuant to Rule 424(b)(5) under the Securities Act and in accordance with Section 5(a) hereof, together with all documents and information incorporated therein by reference.

(q)           “Material Adverse Effect” means any material adverse effect on (i) the enforceability of any Transaction Document, (ii) the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole, other than any material adverse effect that resulted primarily from (A) any change in the United States or foreign economies or securities or financial markets in general, (B) any change that generally affects the industry in which the Company and its Subsidiaries operate, (C) any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof, (D) any action taken by the Investor, its affiliates or its or their successors and assigns with respect to the transactions contemplated by this Agreement, (E) the effect of any change in applicable laws or accounting rules, or (F) any change resulting from compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to be performed as of the date of determination.

(r)            “Maturity Date” means the first day of the month immediately following the Twenty-Four (24) month anniversary of the Commencement Date.

(s)           “New Registration Statement” has the meaning set forth in the Registration Rights Agreement.

(t)            “Person” means an individual or entity including but not limited to any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(u)           “Principal Market” means the New York Stock Exchange; provided, however, that in the event the Company’s Common Stock is ever listed or traded on The Nasdaq Global Select Market, The Nasdaq Global Market, The Nasdaq Capital Market, the NYSE American, the NYSE Arca, the OTC Bulletin Board, or the OTCQX or OTCQB operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing), then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded

(v)           “Prospectus” means the Base Prospectus, as supplemented by any Prospectus Supplement (including the Initial Prospectus Supplement), including the documents and information incorporated by reference therein.

(w)          “Prospectus Supplement” means any prospectus supplement to the Base Prospectus (including the Initial Prospectus Supplement) filed with the SEC pursuant to Rule 424(b) under the Securities Act in connection with the transactions contemplated by this Agreement, including the documents and information incorporated by reference therein.

(x)            “Purchase Amount” means, with respect to the Initial Purchase, any Regular Purchase, any Accelerated Purchase, or any Additional Accelerated Purchase made hereunder, as applicable, the portion of the Available Amount to be purchased by the Investor pursuant to Section 2 hereof.

(y)           “Purchase Notice” means a notice delivered to the Investor pursuant to Section 2 with respect to any Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase, respectively.

(z)            “Registration Rights Agreement” means that certain Registration Rights Agreement, of even date herewith between the Company and the Investor.

(aa)         “Registration Statement” has the meaning set forth in the Registration Rights Agreement.

(bb)         “Regular Purchase Date” means, with respect to a Regular Purchase made pursuant to Section 2(a) hereof, the Business Day on which the Investor receives, after 4:00 p.m. Eastern time on such Business Day, a Purchase Notice for such Regular Purchase in accordance with this Agreement; provided that any Business Day that is twenty (20) days or less before the filing of any post-effective amendment to the Shelf Registration Statement or any New Registration Statement, and until the effective date of any such post-effective amendment to the Shelf Registration Statement or New Registration Statement, shall not be a Regular Purchase Date.

(cc)         “Regular Purchase Share Limit” means twenty-five thousand (25,000) Purchase Shares subject to adjustment of such number of Purchase Shares and price per share following any reorganization, recapitalization, non-cash dividend, stock split, reverse stock, split or other similar transaction effected with respect to the Common Stock; provided, that the Investor’s committed obligation under any single Regular Purchase shall not exceed two million dollars ($2,000,000) unless waived by the Investor; provided, that the parties may mutually agree to increase the Regular Purchase Share Limit for any Regular Purchase.

(dd)         “Sale Price” means any sale price for the shares of Common Stock on the Principal Market as reported by the Principal Market.

(ee)         “SEC” means the U.S. Securities and Exchange Commission.

(ff)           “Securities” means all shares of Common Stock issuable pursuant to this Agreement.

(gg)         “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(hh)         “Shelf Registration Statement” has the meaning set forth in the Registration Rights Agreement.

(ii)           “Transaction Documents” means, collectively, this Agreement and the schedules and exhibits hereto, the Registration Rights Agreement and the schedules and exhibits thereto, and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

(jj)           “Transfer Agent” means Computershare Trust Company, or such other Person who is then serving as the transfer agent for the Company in respect of the Common Stock.

(kk)         “VWAP” means in respect of an applicable Accelerated Purchase Date, the volume weighted average price of the Common Stock on the Principal Market, as reported on the Principal Market or by another reputable source such as Bloomberg, L.P.

2.	PURCHASE OF COMMON STOCK.

Subject to the terms and conditions set forth in this Agreement, the Company has the right, but not the obligation, to sell to the Investor, in the Company’s sole and absolute discretion, and the Investor has the obligation to purchase from the Company, Purchase Shares as follows:

(a)           Initial Purchase of Common Stock. Upon the satisfaction of the conditions set forth in Sections 7 and 8 hereof (the “Commencement” and the date of satisfaction of such conditions the “Commencement Date”), the Investor shall purchase 265,957 Purchase Shares at an aggregate purchase price of $1,500,000 (such purchase the “Initial Purchase” and such Purchase Shares, the “Initial Purchase Shares”).

(b)           Commencement of Regular Purchases of Common Stock. Upon the date immediately following the Commencement and thereafter, the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Purchase Notice from time to time on any Regular Purchase Date on which the Closing Sale Price is not below the Floor Price, to purchase up to the Regular Purchase Share Limit (each such purchase, a “Regular Purchase”) at ninety-four percent (94%) of the lower of (i) the lowest Sale Price of the Common Stock on the applicable Regular Purchase Date and (ii) the arithmetic average of the three (3) lowest Closing Sale Prices for the Common Stock during the ten (10) consecutive Business Days ending on the Business Day immediately preceding such Regular Purchase Date (the “Purchase Price”) on each Regular Purchase Date (each such purchase, a “Regular Purchase”).

(c)           Accelerated Purchases. On any Purchase Date, provided that the Company submitted a Purchase Notice for a Regular Purchase for a number of Purchase Shares not less than the Regular Purchase Share Limit then in effect on such Regular Purchase Date, the Closing Sale Price is not below the Floor Price and otherwise subject to the terms and conditions of this Agreement, the Company shall also have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Purchase Notice from time to time in accordance with this Agreement, to purchase the applicable Accelerated Purchase Share Amount (each such purchase, an “Accelerated Purchase”) at ninety-four percent (94%) of the lower of (i) the Closing Sale Price of the Common Stock on such applicable Accelerated Purchase Date and (ii) the VWAP for the Accelerated Purchase Period (the “Accelerated Purchase Price”). Within one (1) Business Day after completion of each Accelerated Purchase Date for an Accelerated Purchase, the Investor will provide to the Company a written confirmation of such Accelerated Purchase setting forth the applicable Accelerated Purchase Share Amount and Accelerated Purchase Price for such Accelerated Purchase.

(d)           Additional Accelerated Purchases.  On any Accelerated Purchase Date, provided that the Company submitted a Purchase Notice for an Accelerated Purchase and subject to the terms and conditions of this Agreement, the Company shall also have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Purchase Notice from time to time in accordance with this Agreement, to purchase the applicable Accelerated Purchase Share Amount (each such purchase, an “Additional Accelerated Purchase”) at the Accelerated Purchase Price. The Company may deliver Purchase Notices to the Investor for multiple Additional Accelerated Purchases on an Accelerated Purchase Date subject to the second sentence of Section 2(g).

(e)           Payment for Purchase Shares. For the Initial Purchase and each Regular Purchase, the Investor shall pay to the Company an amount equal to the Purchase Amount with respect to such Initial Purchase or Regular Purchase as full payment for such Purchase Shares via wire transfer of immediately available funds on the same Business Day that the Investor receives such Purchase Shares, if such Purchase Shares are received by the Investor before 1:00 p.m., Eastern time, or, if such Purchase Shares are received by the Investor after 1:00 p.m., Eastern time, the next Business Day. For each Accelerated Purchase and each Additional Accelerated Purchase, the Investor shall pay to the Company an amount equal to the Purchase Amount with respect to such Accelerated Purchase and Additional Accelerated Purchase, respectively, as full payment for such Purchase Shares via wire transfer of immediately available funds no later than the second Business Day following the date that the Investor receives such Purchase Shares. If the Company or the Transfer Agent shall fail for any reason or for no reason to electronically transfer any Purchase Shares as DWAC Shares with respect to any Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase (as applicable) within two (2) Business Days following the receipt by the Company of the Purchase Price, Accelerated Purchase Price or Additional Accelerated Purchase Price, respectively, therefor in compliance with this Section 2(e) within two (2) Business Days, or if the Company or the Transfer Agent shall fail for any reason or for no reason to electronically transfer the Commitment Shares as DWAC Shares within two (2) Business Days following the filing of the Initial Prospectus Supplement, and in either case, if after such second Business Day the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Purchase Shares or Commitment Shares that the Investor anticipated receiving from the Company in respect of such Initial Purchase, Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase (as applicable), then the Company shall, within two (2) Business Days after the Investor’s request, either (i) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including customary brokerage commissions, if any) for the shares of Common Stock so purchased (the “Cover Price”), at which point the Company’s obligation to deliver such Purchase Shares as DWAC Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Investor such Purchase Shares as DWAC Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Cover Price over the total Purchase Amount paid by the Investor pursuant to this Agreement for all of the Purchase Shares to be purchased by the Investor in connection with such purchases. All payments made under this Agreement shall be made in lawful money of the United States of America or wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement.

(f)            Compliance with Principal Market Rules. Notwithstanding anything in this Agreement to the contrary, and in addition to the limitations set forth in Section 2(f), the Company shall not issue more than 8,893,565 shares (including the Commitment Shares (as defined below in Section 5(e)) of Common Stock (the “Exchange Cap”) under this Agreement, which equals 19.99% of the Company’s outstanding shares of Common Stock as of the date hereof, unless shareholder approval is obtained to issue in excess of the Exchange Cap. Notwithstanding the foregoing, the Company shall not be required or permitted to issue, and the Investor shall not be required to purchase, any shares of Common Stock under this Agreement if such issuance would violate the rules or regulations of the Principal Market. The Company may, in its sole discretion, determine whether to obtain stockholder approval to issue more than 19.99% of its outstanding shares of Common Stock hereunder if such issuance would require stockholder approval under the rules or regulations of the Principal Market. The Exchange Cap shall be reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the Principal Market.

(g)           Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor and its affiliates of more than 4.99% of the then issued and outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). Upon the written or oral request of the Investor, the Company shall promptly (but not later than one (1) Business Day) confirm orally or in writing to the Investor the number of shares of Common Stock then outstanding. The Investor and the Company shall each cooperate in good faith in the determinations required hereby and the application hereof. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error.

(h)           Excess Share Limitation. If the Company delivers any Purchase Notice for a Purchase Amount in excess of the limitations contained in this Section 2, such Purchase Notice shall be void ab initio to the extent of the amount by which the number of Purchase Shares set forth in such Purchase Notice exceeds the number of Purchase Shares which the Company is permitted to include in such Purchase Notice in accordance herewith, and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of such Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the number of Purchase Shares which the Company is permitted to include in such Purchase Notice. If the Company delivers a Purchase Notice, and all Purchase Shares subject to all prior Purchases have not theretofore been received by the Investor as DWAC Shares in accordance with this Agreement, such Purchase Notice shall not be deemed to have been delivered and the Investor shall not be required to purchase any Purchase Shares until all Purchase Shares for such prior Purchases have been received by the Investor as DWAC Shares. If any issuance of Purchase Shares would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock down to the nearest whole share.

(i)            Adjustments for Shares. Except as specifically stated otherwise, all share-related and dollar-related limitations contained in this Section 2 shall be adjusted to take into account any reorganization, recapitalization, non-cash dividend, stock split, reverse stock, split or other similar transaction effected with respect to the Common Stock.

3.	INVESTOR’S REPRESENTATIONS AND WARRANTIES.

The Investor represents and warrants to the Company and the Operating Partnership that as of the date hereof and as of the Commencement Date:

(a)           Organization, Authority. The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.

(b)           Investment Purpose. The Investor is acquiring the Securities as principal for its own account for investment only and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Investor’s right to sell the Securities at any time pursuant to the Registration Statement described herein or otherwise in compliance with applicable federal and state securities laws). The Investor is acquiring the Securities hereunder in the ordinary course of its business.

(c)           Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act.

(d)           Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

(e)           Information. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor (i) is able to bear the economic risk of an investment in the Securities including a total loss thereof, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and other matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in Section 4 below. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities and is not relying on any accounting, legal, tax or other advice from the Company or its officers, employees, representatives or advisors. The Investor acknowledges and agrees that the Company neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby, and the Investor is not relying on any representations and warranties, other than those specifically set forth in Section 4 hereof.

(f)            No Governmental Review. The Investor understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g)           Transfer or Sale. The Investor understands that (i) the Securities may not be offered for sale, sold, assigned or transferred unless (A) registered pursuant to the Securities Act or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration and (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

(h)           Validity; Enforcement. This Agreement and the other Transaction Documents have been duly and validly authorized, executed and delivered on behalf of the Investor and each is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i)            Residency. The Investor’s principal place of business is in the State of Illinois.

(j)            No Short Selling. The Investor represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Investor, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE OPERATING PARTNERSHIP.

Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to the Investor as of the date hereof and as of Commencement Date:

(a)           Organization and Qualification. The Company and each subsidiary of the Company, including the Operating Partnership and its subsidiaries (each, a “Subsidiary” and collectively, the “Subsidiaries”), is an entity duly incorporated or otherwise organized, validly existing corporation, limited partnership or limited liability company, as applicable, and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate or other power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in a Material Adverse Effect, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. Except as disclosed in the Shelf Registration Statement or the SEC Documents (as defined below in Section 4(h)), no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock or other equity interests or from repaying to the Company or any other Subsidiary any amounts that may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary. Other than as disclosed in the Shelf Registration Statement or the SEC Documents or Schedule 3(a)(1), the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association. Each corporation, association or other entity that is a “significant subsidiary” (within the meaning of Rule 1-02(w) of Regulation S-X) owned or controlled, directly or indirectly, by the Company is set forth in the Shelf Registration Statement or the SEC Documents.

(b)           Authorization; Enforcement; Validity. Each of the Company and the Operating Partnership has the requisite corporate or other power and authority to enter into and perform its obligations under this Agreement and each of the other Transaction Documents, and in the case of the Company to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the Operating Partnership consummation by of the transactions contemplated hereby and thereby the reservation for issuance and the issuance of the Purchase Shares issuable under this Agreement, have been duly authorized by the Board of Directors of the Company (the “Board of Directors”), and no further consent or authorization is required by the Company, its Board of Directors, its stockholders or any other Person. This Agreement has been, and each other Transaction Document shall be on the Commencement Date, duly executed and delivered by the Company and the Operating Partnership, and this Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company and the Operating Partnership, shall constitute, the valid and binding obligations of the Company and the Operating Partnership enforceable against the Company and the Operating Partnership in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. The Board of Directors has approved resolutions to authorize this Agreement and the transactions contemplated hereby (the “Signing Resolutions”), and the Operating Partnership has authorized this Agreement and the transactions contemplated hereby (collectively, the “Authorizations”). The Signing Resolutions and the Authorizations are valid, in full force and effect and have not been modified or supplemented in any respect. The Company and the Operating Partnership have delivered to the Investor a true and correct copy of the Signing Resolutions and written evidence of the Authorizations. Except as set forth in this Agreement, no other approvals or consents of any Person is necessary under applicable laws and the Company’s or the Operating Partnership’s organizational documents, each as amended and as in effect on the date hereof and/or the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”) to authorize the execution and delivery of this Agreement or any of the transactions contemplated hereby, including, but not limited to, the issuance of the Commitment Shares and the sale of the Purchase Shares.

(c)           Capitalization. As of the date hereof, the authorized capital stock of the Company is set forth in Schedule 4(a)(3) of the Company’s Disclosure Schedule. Except as disclosed in the Shelf Registration Statement or the SEC Documents or Schedule 4(a)(3) of the Company’s Disclosure Schedule, (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, convertible or exchangeable securities, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of the Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement), (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement, and (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. Except as disclosed in Exhibit A to the Seventh Amended and Restated Agreement of Limited Partnership of the Operating Partnership (as amended, the “Partnership Agreement”), all of the outstanding shares of capital stock or partner or member interests of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company, free and clear of any pledge, lien, encumbrance, security interest or other claim, except for security interests in favor of lenders created pursuant to or in connection with loan documents disclosed in the Shelf Registration Statement or the SEC Documents and property-level financing.

(d)           Due Authorization of Partnership Agreement. The Partnership Agreement has been duly and validly authorized, executed and delivered by or on behalf of the partners of the Operating Partnership and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity.

(e)           Capitalization of Operating Partnership. (A) Baemar OP Limited Partner LLC (the “Limited Partner”) is a holder of the common limited partnership interests in the Operating Partnership (the “Common Units”) representing a majority limited partner ownership interest in the Operating Partnership and such units of preferred limited partner interest in the Operating Partnership (the “Preferred Units”) as described in the SEC Documents, (B) Braemar OP General Partner LLC (the “General Partner”) is the holder of the sole general partner interest in the Operating Partnership, and (C) the Company owns a 100% member interest in the General Partner and in the Limited Partner, in each case free and clear of any pledge, lien, encumbrance, security interest or other claim, except for security interests in favor of lenders created pursuant to or in connection with loan documents disclosed in the Shelf Registration Statement or the SEC Documents. The Common Units to be issued by the Operating Partnership to the Company in connection with the contribution of the Available Amount from the sale of the Securities from time to time pursuant to this Agreement have been duly authorized and, when issued and delivered by the Operating Partnership in accordance with the Partnership Agreement against payment therefor of the consideration set forth therein, will be validly issued and non-assessable (except to the extent set forth in Section 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act). The holders of outstanding Common Units are not entitled pursuant to the Delaware Revised Uniform Limited Partnership Act or the Partnership Agreement to preemptive or other rights to subscribe for the Securities or the Common Units to be issued by the Operating Partnership to the Company in connection with the contribution of the net proceeds from the sale of the Securities to the Investor from time to time pursuant to this Agreement.

(f)            Issuance of Securities. Upon issuance and payment therefor in accordance with the terms and conditions of this Agreement, the Securities shall be validly issued, fully paid and nonassessable and free from all taxes, liens, charges, restrictions, rights of first refusal and preemptive rights with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The full Available Amount and the Commitment Shares (subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction) have been duly authorized and reserved as Purchase Shares.

(g)           No Conflicts; No Defaults. The execution, delivery and performance of the Transaction Documents by the Company and the Operating Partnership and the consummation by the Company and the Operating Partnership of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Securities) will not (i) result in a breach or default under the Company’s or any Subsidiary’s respective organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of conflicts, defaults, terminations, amendments, accelerations, cancellations and violations which would not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary is in violation or default of or under (i) any provision of the Company’s organizational documents or the Partnership Agreement, any Subsidiary’s respective certificate or articles of incorporation or bylaws, any certificate of designation, preferences and rights of any outstanding series of preferred stock or organizational charter, respectively, (ii) except as disclosed in the Shelf Registration Statement or the SEC Documents, the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, which, in the case of clauses (ii) or (iii), would be reasonably expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act or applicable state securities laws and the rules and regulations of the Principal Market, neither the Company nor the Operating Partnership is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as set forth elsewhere in this Agreement, all consents, authorizations, orders, filings and registrations which the Company or the Operating Partnership is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Commencement Date.

(h)           SEC Documents; Financial Statements. Since January 1, 2019, the Company has filed or furnished, as applicable, all reports, schedules, forms, statements and other documents required to be filed or permitted to be furnished, as the case may be, by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. None of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company and all consolidated Subsidiaries included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) and in accordance with Regulation S-X promulgated by the SEC, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Except as publicly available through the SEC’s Electronic Data Gathering, Analysis, and Retrieval system or in connection with a confidential treatment request submitted to the SEC, the Company has received no written notices or correspondence from the SEC for the one year preceding the date hereof. There are no “open” SEC comments. To the Company’s knowledge, the SEC has not commenced any enforcement proceedings against the Company or any of its Subsidiaries.

(i)            Disclosure Controls; Internal Controls. The Company, the Operating Partnership and the Subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act). Except as disclosed in the Shelf Registration Statement or the SEC Documents, such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established. The Company, the Operating Partnership and the Subsidiaries have established and maintain internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act). Except as disclosed in the Shelf Registration Statement or the SEC Documents, such internal control over financial reporting is designed to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language in the SEC Documents fairly presents the information called for in all material respects and are prepared in accordance with the SEC’s rules and guidelines applicable thereto. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls. Since the date of the most recent evaluation of such disclosure controls and procedures, except as disclosed in the Shelf Registration Statement or the SEC Documents, there have been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies.

(j)            Absence of Certain Changes. Except as disclosed in the Shelf Registration Statement or the SEC Documents, since December 31, 2020, there has not been (A) any change, or any development or event that would reasonably be expected to result in a change, that has or would reasonably be expected to have a Material Adverse Effect, whether or not arising in the ordinary course of business, (B) any transaction that is material to the Company and the Subsidiaries taken as a whole entered into or agreed to be entered into by the Company or any of the Subsidiaries, (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and Subsidiaries taken as a whole or (D) except for regular quarterly dividends on the Common Stock and shares of the Company’s preferred stock, par value $.01 per share, and regular quarterly distributions on the Common Units and the Preferred Units, any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating Partnership on any of its partnership interests. Neither of the Company or any Subsidiary, has taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law, nor does the Company or any of the Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings.

(k)           Absence of Litigation. Except as disclosed in Shelf Registration Statement or the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors in their capacities as such, which would reasonably be expected to have a Material Adverse Effect.

(l)            Acknowledgment Regarding Investor’s Status. The Company acknowledges and agrees that the Investor is acting in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s purchase of the Securities. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(m)          No Aggregated Offering. Neither the Company, nor any the Operating Partnership, any Subsidiary or any of their affiliates or any Person acting on its or their behalf, has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be aggregated with prior offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Market on which any of the securities of the Company are listed or designated. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market.

(n)           Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted, except as would not reasonably be expected to have a Material Adverse Effect. None of the Company’s material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or, by the terms and conditions thereof, will expire or terminate within two years from the date of this Agreement, except as would not reasonably be expected to have a Material Adverse Effect. The Company, the Operating Partnership and the Subsidiaries do not have any knowledge of any infringement by the Company, the Operating Partnership or the Subsidiaries of any material trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others, and there is no claim, action or proceeding being made or brought against, or to the Company’s or the Operating Partnership’s knowledge, being threatened against, the Company, the Operating Partnership or the Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, which would reasonably be expected to have a Material Adverse Effect.

(o)           Environmental Laws. Neither the Company nor any of the Subsidiaries is in violation, or has received written notice of any violation with respect to, any applicable environmental, safety or similar law, regulation or rule applicable to the business of the Company or any of the Subsidiaries, except any such violation of law, regulation or rule that individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Company and the Subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws, regulations and rules to conduct their respective businesses, and the Company and the Subsidiaries are in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law, regulation or rule, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals that individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in the Shelf Registration Statement or the SEC Documents, (A) none of the Operating Partnership, the Company, any of the Subsidiaries nor, to the knowledge of the Operating Partnership and the Company, any other owners of the property at any time or any other party has at any time, handled, stored, treated, transported, manufactured, spilled, leaked, or discharged, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, in, under, to or from any real property leased, owned or controlled, including any real property underlying any loan held or to be held by the Company or the Subsidiaries (collectively, the “Real Property”), other than by any such action taken in compliance with all applicable Environmental Statutes (hereinafter defined) or by the Operating Partnership, the Company, any of the Subsidiaries or any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Operating Partnership; (B) the Operating Partnership and the Company do not intend to use the Real Property or any subsequently acquired properties for the purpose of using, handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials other than by any such action taken in compliance with all applicable Environmental Statues or by the Operating Partnership, the Company, any of the Subsidiaries or any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Operating Partnership; (C) none of the Operating Partnership, the Company, nor any of the Subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters on or adjacent to the Real Property or any other real property owned or occupied by any such party, or onto lands from which Hazardous Materials might seep, flow or drain into such waters; (D) none of the Operating Partnership, the Company, nor any of the Subsidiaries has received any written notice of, or has any knowledge of any occurrence or circumstance that, with notice or passage of time or both, would give rise to a claim under or pursuant to any federal, state or local environmental statute, regulation or rule or under common law, pertaining to Hazardous Materials on or originating from any of the Real Property or any assets described in the Shelf Registration Statement or the SEC Documents or any other real property owned or occupied by any such party or arising out of the conduct of any such party, including without limitation a claim under or pursuant to any Environmental Statute; (E) the Real Property is not included or, to the Company’s and the Operating Partnership’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 (the “CERCLA”) by the United States Environmental Protection Agency or, to the Operating Partnership’s and the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as hereinafter defined); and (F) in the operation of the Company’s and the Operating Partnership’s businesses, the Company acquires, before acquisition of any real property, an environmental assessment of the real property and, to the extent they become aware of any condition that would reasonably be expected to result in liability associated with the presence or release of a Hazardous Material, or any violation or potential violation of any Environmental Statute, the Company and the Operating Partnership take all commercially reasonable action necessary or advisable (including any capital improvements) for clean-up, closure or other compliance with such Environmental Statute. There are no costs or liabilities associated with the Real Property pursuant to any Environmental Statute (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with any Environmental Statute or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. None of the entities that prepared Phase I or other environmental assessments with respect to the Real Property was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of the Subsidiaries, and none of their directors, officers or employees is connected with the Company or any of the Subsidiaries as a promoter, selling agent, trustee, officer, director or employee. None of the Operating Partnership, the Company nor any Subsidiary knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning the Real Property or any part thereof that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The Real Property complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Real Property and will not result in a forfeiture or reversion of title. None of the Operating Partnership, the Company nor any Subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Real Property or any part thereof, and none of the Operating Partnership, the Company nor any Subsidiary knows of any such condemnation or zoning change which is threatened and which, individually or in the aggregate, if consummated would reasonably be expected to have a Material Adverse Effect. All liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets (including the Real Property) of the Operating Partnership or any of the Subsidiaries that are required to be described in the SEC Documents are disclosed therein. No lessee of any portion of any of the Real Property is in default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice or both would constitute a default under any of such leases, except such defaults that individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No tenant under any lease pursuant to which the Operating Partnership or any of the Subsidiaries leases any Real Property has an option or right of first refusal to purchase the premises leased thereunder or the building of which such premises are a part, except as such options or rights of first refusal that, individually or in the aggregate, if exercised, would not reasonably be expected to have a Material Adverse Effect.

As used herein, “Hazardous Material” includes, without limitation any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any federal, state or local environmental law, regulation or rule including, without limitation, the CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Statute” and collectively the “Environmental Statutes”) or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the SEC Documents (a “Governmental Authority”).

(p)           Property. The Company and the Subsidiaries have good and indefeasible title in fee simple to, or a valid leasehold interest in, all Real Property described in the SEC Documents, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, encroachments, restrictions, mortgages and defects, except such as are disclosed in the Shelf Registration Statement or the SEC Documents or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries. Any Real Property, improvements, equipment and personal property held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Shelf Registration Statement or the SEC Documents or are not material and do not interfere with the use made or proposed to be made of such Real Property, improvements, equipment and personal property by the Company or such Subsidiary. The Company or a Subsidiary has obtained an owner’s or leasehold title insurance policy, from a title insurance company licensed to issue such policy, on any Real Property owned in fee or leased, as the case may be, by the Company or any Subsidiary, that insures the Company’s or the Subsidiary’s fee or leasehold interest, as the case may be, in such Real Property, which policies include only commercially reasonable exceptions, and with coverages in amounts at least equal to amounts that are generally deemed in the Company’s industry to be commercially reasonable in the markets where the Company’s properties are located, or a lender’s title insurance policy insuring the lien of its mortgage securing the Real Property with coverage equal to the maximum aggregate principal amount of any indebtedness held by the Company or a Subsidiary and secured by the Real Property.

(q)           Condition of Real Property. All Real Property owned or leased by the Company or a Subsidiary is free of material structural defects and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear or, in each instance, the Company has created an adequate reserve to effect reasonably required repairs, maintenance and capital expenditures. To the knowledge of the Company and the Operating Partnership, water, storm water, sanitary sewer, electricity and telephone service are all available at the property lines of such property over duly dedicated streets or perpetual easements of record benefiting such property. Except as described in the Shelf Registration Statement or the SEC Documents, to the knowledge of the Company and the Operating Partnership, there is no pending or threatened special assessment, tax reduction proceeding or other action that, individually or in the aggregate, would reasonably be expected to increase or decrease the Real Property taxes or assessments of any of such property, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(r)            Mortgages. The mortgages and deeds of trust encumbering any Real Property owned in fee or leased by the Company or a Subsidiary (A) are not convertible (in the absence of foreclosure) into an equity interest in the Real Property or in the Company, the Operating Partnership or any Subsidiary, and none of the Company, the Operating Partnership or the Subsidiaries hold a participating interest therein, (B) except as set forth in the Shelf Registration Statement or the SEC Documents, are not and will not be cross-defaulted to any indebtedness other than indebtedness of the Company or any of the Subsidiaries, and (C) are not and will not be cross-collateralized to any property not owned by the Company, the Operating Partnership or any of the Subsidiaries.

(s)           Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, environmental liabilities, acts of vandalism, terrorism, earthquakes, flood and all other risks customarily insured against, all of which insurance is in full force and effect. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(t)            Regulatory Permits. Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the SEC Documents, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries is in violation of, in default under, or has received any written notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, the effect of which would reasonably be expected to result in a Material Adverse Effect. No such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Shelf Registration Statement or the SEC Documents. Neither the Company nor any of the Subsidiaries is required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services that it currently provides or that it proposes to provide as set forth in the SEC Documents, except to the extent that any failure to have such accreditation or certification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(u)           Tax Status. Each of the Company, the Operating Partnership and the Subsidiaries has filed on a timely basis (including in accordance with any applicable extensions) all material necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or have properly requested extensions thereof, and have paid all taxes shown as due thereon, and if due and payable, any related or similar assessment, fine or penalty levied against the Company, the Operating Partnership or any of the Subsidiaries. Except as disclosed in the Shelf Registration Statement or the SEC Documents, no material tax deficiency has been asserted against any such entity, and the Company and the Subsidiaries do not know of any tax deficiency that is likely to be asserted against any such entity that, individually or in the aggregate, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect. All material tax liabilities are adequately provided for on the respective books of the Company and the Subsidiaries.

(v)           Description and Enforceability of Contracts. The descriptions in the SEC Documents of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the SEC Documents or to be filed as exhibits to any of the SEC Documents that are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the SEC Documents are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and, to the knowledge of the Company and the Operating Partnership, no party is in breach or default under any such agreements.

(w)          Transactions With Affiliates. Except as disclosed in the Shelf Registration Statement or the SEC Documents, none of the Company’s, officers or directors, or to the Company’s or the Operating Partnership’s knowledge, none of the Company’s stockholders or any family member or affiliate of any of the foregoing, has either directly or indirectly an interest in, or is a party to, any transaction that would be required to be disclosed as a related party transaction pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(x)            Application of Takeover Protections. The Company and its Board of Directors have taken or will take prior to the Commencement Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or will become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Investor’s ownership of the Securities.

(y)           Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents that will be timely publicly disclosed by the Company, the Company and the Operating Partnership confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information that is not otherwise disclosed in the Shelf Registration Statement or the SEC Documents. The Company and the Operating Partnership understand and confirm that the Investor will rely on the foregoing representation in effecting purchases and sales of securities of the Company. The Company and the Operating Partnership acknowledges and agrees that the Investor neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby, and the Company and the Operating Partnership are not relying on any representations and warranties, other than those specifically set forth in Section 3 hereof.

(z)            Foreign Corrupt Practices. Neither the Company, the Operating Partnership or any Subsidiary, nor to the knowledge of the Company or the Operating Partnership, any agent or other Person acting on behalf of the Company or the Operating Partnership, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or the Operating Partnership (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(aa)         Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(bb)         No Conflict with OFAC Laws.  None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representatives of the Company or any of its Subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as agent, underwriter, advisor, investor or otherwise) of Sanctions.

(cc)         DTC Eligibility. The Company, through the Transfer Agent, currently participates in the DTC Fast Automated Securities Transfer (FAST) Program and the Common Stock can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.

(dd)         Sarbanes-Oxley. The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended, which are applicable to it as of the date hereof.

(ee)         Investment Company. The Company is not required to be registered as, and immediately after receipt of payment for the Securities will not be required to be registered as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(ff)           Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock pursuant to the Exchange Act nor has the Company received any notification that the SEC is currently contemplating terminating such registration. Except as disclosed in the Shelf Registration Statement or the SEC Documents, the Company has not, in the twelve (12) months preceding the date hereof, received any written notice from any Person to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market. Except as disclosed in the SEC Documents, the Company is in compliance with all such listing and maintenance requirements.

(gg)         Accountants. The Company’s accountants are set forth in the SEC Documents and, to the knowledge of the Company, such accountants are an independent registered public accounting firm as required by the Securities Act.

(hh)         No Market Manipulation. The Company has not, and to its knowledge no Person acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(ii)           Benefit Plans; Labor Matters. Each benefit and compensation plan, agreement, policy and arrangement that is maintained, administered or contributed to by the Company for current or former employees or directors of, or independent contractors with respect to, the Company has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, and the Company has complied in all material respects with all applicable statutes, orders, rules and regulations in regard to such plans, agreements, policies and arrangements. Each stock option granted under any equity incentive plan of the Company (each, a “Stock Plan”) was granted with a per share exercise price no less than the market price per common share on the grant date of such option in accordance with the rules of the Principal Market, and no such grant involved any “back-dating,” “forward-dating” or similar practice with respect to the effective date of such grant; each such option (i) was granted in compliance in all material respects with Applicable Laws (as defined below) and with the applicable Stock Plan(s), (ii) was duly approved by the Board of Directors, and (iii) has been properly accounted for in the Company’s financial statements and disclosed, to the extent required, in the Company’s filings or submissions with the SEC, and the Principal Market. Neither the Company nor any Subsidiary is in violation of or has received written notice of any violation with respect to any federal or state law, regulation or rule relating to discrimination in the hiring, termination, promotion, employment or pay of employees, nor any applicable federal or state wages and hours law, nor any state law, regulation or rule precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. There are no existing or, to the knowledge of the Company or the Operating Partnership, threatened labor disputes with the employees of the Company or any of the Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(jj)           Compliance with Laws. During the 12-month period immediately preceding the date hereof, except as described in the Shelf Registration Statement or the SEC Documents, the Company and each of its Subsidiaries: (A) is and at all times has been in material compliance with all applicable U.S. and foreign statutes, rules, or regulations applicable to Company and its Subsidiaries (“Applicable Laws”), except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(kk)         Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) under the Securities Act.

(ll)           No Disqualification Events. None of the Company, the Operating Partnership, any of their predecessors, any affiliated issuer, any director, general partner executive officer, other officer of the Company or the Operating Partnership participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company or the Operating Partnership in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company and the Operating Partnership have exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

(mm)       REIT Status. Commencing with the Company’s taxable year ended December 31, 2013, the Company has been organized and operated in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Code, and the current and proposed method of operation of the Company and the Subsidiaries described in the Shelf Registration Statement or the SEC Documents will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code, and the Operating Partnership is treated as a partnership for federal income tax purposes and not as a corporation or association taxable as a corporation; the Company intends to continue to qualify as a REIT for all subsequent years, and the Company does not know of any event that would reasonably be expected to cause the Company to fail to qualify as a REIT at any time.

(nn)         Statistical and Market Data. Any statistical and market-related data included in the SEC Documents are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(oo)         Authorization of Advisory Agreement. The Fifth Amended and Restated Advisory Agreement, dated as of April 18, 2018, as amended on January 15, 2019, by and among the Company, the Operating Partnership, Ashford Hospitality Advisors LLC, a Delaware limited liability company, Braemar TRS Corporation and Ashford Inc. (as amended, the “Advisory Agreement”) has been duly authorized, executed and delivered by the Company and the Operating Partnership and constitutes a legal, valid and binding agreement of the Company and the Operating Partnership enforceable against the Company and the Operating Partnership in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity.

(pp)         Registration Statement. The Company has prepared and filed the Shelf Registration Statement with the SEC in accordance with the Securities Act. The Shelf Registration Statement was declared effective by order of the SEC on April 14, 2021. The Shelf Registration Statement is effective pursuant to the Securities Act and available for the issuance of the Securities thereunder, and the Company has not received any written notice that the SEC has issued or intends to issue a stop order or other similar order with respect to the Shelf Registration Statement or the Prospectus or that the SEC otherwise has (i) suspended or withdrawn the effectiveness of the Shelf Registration Statement or (ii) issued any order preventing or suspending the use of the Prospectus or any Prospectus Supplement, in either case, either temporarily or permanently or intends or, to the knowledge of the Company, has threatened in writing to do so. The “Plan of Distribution” section of the Prospectus permits the issuance of the Securities under the terms of this Agreement. At the time the Shelf Registration Statement and any amendments thereto became effective, at the date hereof and at each deemed effective date thereof pursuant to Rule 430B(f)(2) of the Securities Act, the Shelf Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Base Prospectus and any Prospectus Supplement thereto, at the time such Base Prospectus or such Prospectus Supplement thereto was issued and on the Commencement Date, complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty does not apply to statements in or omissions from any Prospectus Supplement made in reliance upon and in conformity with information relating to the Investor furnished to the Company in writing by or on behalf of the Investor expressly for use therein. The Company meets all of the requirements for the use of a registration statement on Form S-3 pursuant to the Securities Act in reliance on General Instruction I.B.1 of Form S-3 for the offering and issuance of the Securities contemplated by this Agreement, and the SEC has not notified the Company of any objection to the use of the form of the Shelf Registration Statement pursuant to Rule 401(g)(1) of the Securities Act. The Company hereby confirms that the issuance of the Securities to the Investor pursuant to this Agreement would not result in non-compliance with the Securities Act or any of the General Instructions to Form S-3. The Shelf Registration Statement, as of its effective date, meets the requirements set forth in Rule 415(a)(1)(x) pursuant to the Securities Act. At the earliest time after the filing of the Shelf Registration Statement that the Company or another participant in the transactions contemplated hereby made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) relating to any of the Securities, the Company was not, and as of the date hereof the Company is not, an “Ineligible Issuer” (as defined in Rule 405 of the Securities Act). The Company has not distributed any offering material in connection with the offering and issuance of any of the Securities, and until the Investor does not hold any of the Securities, shall not distribute any offering material in connection with the offering and sale of any of the Securities, to or by the Investor, in each case, other than the Registration Statement or any amendment thereto, the Prospectus or any Prospectus Supplement required pursuant to applicable law or the Transaction Documents. The Company has not made and shall not make an offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act without the consent of the Investor.

5.	COVENANTS.

Each of the Company and the Operating Partnership hereby, jointly and severally, agrees with the Investor as follows:

(a)           Filing of Current Report and Initial Prospectus Supplement. The Company agrees that it shall, on the date hereof, file with the SEC a current report on Form 8-K relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents in the form agreed upon by the Investor prior to the date hereof (the “Current Report”). The Company further agrees that it shall, on the date hereof, file with the SEC the Initial Prospectus Supplement pursuant to Rule 424(b) under the Securities Act, in the form agreed upon by the Investor prior to the date hereof, specifically relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents, containing information previously omitted at the time of effectiveness of the Shelf Registration Statement in reliance on Rule 430B under the Securities Act, and disclosing all information relating to the transactions contemplated hereby required to be disclosed in the Shelf Registration Statement and the Prospectus as of the date of the Initial Prospectus Supplement, including, without limitation, information required to be disclosed in the section captioned “Plan of Distribution” in the Prospectus. The Investor acknowledges that it will be identified in the Initial Prospectus Supplement as an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Investor shall furnish to the Company such information regarding itself, the Securities held by it and the intended method of distribution thereof, including any arrangement between the Investor and any other Person relating to the sale or distribution of the Securities, as shall be reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Initial Prospectus Supplement, and shall otherwise cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Current Report and the Initial Prospectus Supplement with the SEC.

(b)           Blue Sky. The Company shall take all such action, if any, as is reasonably necessary in order to obtain an exemption for or to register or qualify (i) the issuance and the sale of the Securities to the Investor under this Agreement and (ii) any subsequent resale of all Securities by the Investor, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Investor from time to time, and shall provide evidence of any such action so taken to the Investor.

(c)           Listing/DTC. The Company shall promptly secure the listing of all of the Securities to be issued to the Investor hereunder on the Principal Market (subject to official notice of issuance) and upon each other national securities exchange or automated quotation system, if any, upon which the Common Stock is then listed, and shall use commercially reasonable efforts to maintain, so long as any shares of Common Stock shall be so listed, such listing of all Securities from time to time issuable hereunder. The Company shall use commercially reasonable efforts to maintain the listing of the Common Stock on the Principal Market and shall comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules and regulations of the Principal Market. Neither the Company nor any of the Subsidiaries shall take any action that would reasonably be expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall promptly, and in no event later than the following Business Day, provide to the Investor copies of any written notices it receives from any Person regarding the continued eligibility of the Common Stock for listing on the Principal Market; provided, however, that the Company shall not be required to provide the Investor copies of any such notice that the Company reasonably believes constitutes material non-public information and the Company would not be required to publicly disclose such notice in any report or statement filed with the SEC and under the Exchange Act or the Securities Act. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(c). The Company shall take all action necessary to ensure that its Common Stock can be transferred electronically as DWAC Shares.

(d)           Prohibition of Short Sales and Hedging Transactions. The Investor agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 11, the Investor and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

(e)           Issuance of Commitment Shares. In consideration for the Investor’s execution and delivery of this Agreement, the Company shall cause to be issued to the Investor a total of 15,000 shares of Common Stock (the “Commitment Shares”). For the avoidance of doubt, all of the Commitment Shares shall be fully earned as of the date of this Agreement, whether or not the Commencement shall occur or any Purchase Shares are purchased by the Investor under this Agreement and irrespective of any subsequent termination of this Agreement.

(f)            Due Diligence; Non-Public Information. (i) During the term of this Agreement, the Investor shall have the right, from time to time as the Investor may reasonably deem appropriate, and upon reasonable advance notice to the Company, to perform reasonable due diligence on the Company and the Operating Partnership during normal business hours (provided that any such request shall not impair the right of the company and the Operating Partnership to direct the Investor to purchase the Common Stock pursuant to Section 2 hereof). The Company and its officers and employees shall provide information on a reasonably timely basis and otherwise reasonably cooperate with the Investor in connection with any reasonable request by the Investor related to the Investor’s due diligence of the Company and the Operating Partnership. Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party. The receiving party may disclose Confidential Information to the extent such information is required to be disclosed by law, regulation or order of a court of competent jurisdiction or regulatory authority, provided that the receiving party shall promptly notify the disclosing party when such requirement to disclose arises, and shall cooperate with the disclosing party so as to enable the disclosing party to: (A) seek an appropriate protective order; and (B) make any applicable claim of confidentiality in respect of such Confidential Information; and provided, further, that the receiving party shall disclose Confidential Information only to the extent required by the protective order or other similar order, if such an order is obtained, and, if no such order is obtained, the receiving party shall disclose only the minimum amount of such Confidential Information required to be disclosed in order to comply with the applicable law, regulation or order. In addition, any such Confidential Information disclosed pursuant to this Section 5(f) shall continue to be deemed Confidential Information. (ii) Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Operating Partnership shall be obligated to provide the Investor with any information that constitutes or may reasonably be considered to constitute material, non-public information pursuant to a request for information hereunder, and the Company and the Investor agree that neither the Company nor the Operating Partnership nor any other Person acting on its behalf shall provide the Investor or its agents or counsel with any information that constitutes or may reasonably be considered to constitute material, non-public information, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or the Operating Partnership or any Person acting on its behalf (as determined in the reasonable good faith judgment of the Investor), in addition to any other remedy provided herein or in the other Transaction Documents, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company; provided, that the Investor shall have first provided notice to the Company that it believes it has received information that constitutes material, non-public information, and the Company shall have at least one (1) Business Day from such notice to either publicly disclose such material, non-public information or to demonstrate to the Investor that such information does not constitute material, non-public information, prior to any such disclosure by the Investor. The Investor shall not have any liability to the Company, any of its Subsidiaries, or any of their respective directors, officers, employees, stockholders or agents, for any such disclosure. The Company understands and confirms that the Investor shall be relying on the covenants set forth in this Section 5(f)(ii) in effecting transactions in securities of the Company.

(g)           Purchase Records. The Investor and the Company shall each maintain records showing the remaining Available Amount at any given time and the dates and Purchase Amounts for each Regular Purchase, Accelerated Purchase and Additional Accelerated Purchase or shall use such other method, reasonably satisfactory to the Investor and the Company.

(h)           Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock to the Investor made under this Agreement.

(i)            Use of Proceeds. The Company and the Operating Partnership will use the net proceeds from the offering for any corporate purpose at the sole discretion of the Company and the Operating Partnership.

(j)            [Reserved].

(k)           No Aggregation. From and after the date of this Agreement, neither the Company, nor or any of its affiliates will, and the Company shall use its reasonable best efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would cause this offering of the Securities by the Company to the Investor to be aggregated with other offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Market on which any of the securities of the Company are listed or designated unless stockholder approval is obtained before the closing of such subsequent transaction in accordance with the rules of such Principal Market.

(l)            Limitation on Financings. From and after the date of this Agreement until the earlier of (i) the Maturity Date or (ii) the date on which the Company directs the Investor to purchase the full Available Amount as provided herein and the Investor has received shares of Common Stock representing the full Available Amount, the Company shall be prohibited from entering into any “equity line” or similar transaction whereby an investor is irrevocably bound to purchase securities over a period of time from the Company at a price based on the market price of the Common Stock at the time of such purchase with a Person previously identified by the Investor.

6.	TRANSFER AGENT INSTRUCTIONS.

On the date of the filing of the Initial Prospectus Supplement, the Company shall issue to the Transfer Agent (and any subsequent transfer agent) irrevocable instructions, in the form agreed to prior to the date hereof, to issue the Commitment Shares, reserve the Purchase Shares and issue the Purchase Shares from time to time in accordance with the terms of this Agreement (the “Irrevocable Transfer Agent Instructions”). All Securities to be issued to or for the benefit of the Investor pursuant to this Agreement shall be issued as DWAC Shares. The Company warrants to the Investor that no instructions other than the Irrevocable Transfer Agent Instructions referred to in this Section 6 will be given by the Company to the Transfer Agent with respect to the Securities, and the Securities shall otherwise be freely transferable on the books and records of the Company; provided that if for any reason the Initial Prospectus Supplement has not been filed before October 21, 2021, the Company shall issue instructions to the Transfer Agent to issue the Commitment Shares to the Investor.

7.	CONDITIONS TO THE COMPANY’S RIGHT TO COMMENCE SALES OF SHARES OF COMMON STOCK.

The right of the Company hereunder to commence sales of Purchase Shares is subject to the satisfaction, or, where legally permissible, the waiver of each of the following conditions:

(a)           The Investor shall have executed each of the Transaction Documents and delivered the same to the Company;

(b)           No stop order with respect to the Registration Statement shall be pending or threatened by the SEC;

(c)           All Securities to be issued by the Company to the Investor under the Transaction Documents shall have been approved for listing on the Principal Market in accordance with the applicable rules and regulations of the Principal Market, subject only to official notice of issuance;

(d)           The representations and warranties of the Investor set forth in Section 3 of this Agreement shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality, in which case, such representations and warranties shall be true and correct without further qualification) as of the date hereof and as of the Commencement Date as though made at that time.

8.	CONDITIONS TO THE INVESTOR’S OBLIGATION TO PURCHASE SHARES OF COMMON STOCK.

The obligation of the Investor to buy Purchase Shares under this Agreement is subject to the satisfaction, or, the waiver of each of the following conditions on or prior to the Commencement Date and, once such conditions have been initially satisfied, there shall not be any ongoing obligation to satisfy such conditions after the Commencement has occurred:

(a)           Each of the Company and the Operating Partnership, as applicable, shall have executed the Transaction Documents and delivered the same to the Investor;

(b)           The Investor shall have received the Commitment Shares as DWAC shares;

(c)           The Common Stock shall be listed on the Principal Market and all Securities to be issued by the Company to the Investor pursuant to this Agreement shall have been approved for listing or quotation on the Principal Market, in accordance with the applicable rules and regulations of such Principal Market, subject only to official notice of issuance;

(d)           The Investor shall have received the opinion and negative assurances letter of the Company’s legal counsel dated as of the Commencement Date substantially in the form agreed prior to the date of this Agreement by the Company’s legal counsel and the Investor’s legal counsel;

(e)           The representations and warranties of the Company and the Operating Partnership set forth in Section 4 of this Agreement, and in the Registration Rights Agreement, shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 above, in which case, such representations and warranties shall be true and correct as so qualified) as of the date hereof and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date), and each of the Company and the Operating Partnership shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with at or prior to the Commencement Date. The Investor shall have received a certificate, executed by an officer of each of the Company and the Operating Partnership, dated as of the Commencement Date, to the foregoing effect in the form attached hereto as Exhibit A;

(f)            The Company and each other party hereto that has authorized this Agreement and the transactions contemplated hereby shall have adopted the Authorizations, which shall be in full force and effect without any amendment or supplement thereto as of the Commencement Date;

(g)           As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting purchases of Purchase Shares hereunder, 5,833,333 shares of Common Stock;

(h)           The Commencement Irrevocable Transfer Agent Instructions shall have been delivered to and acknowledged in writing by the Company and the Transfer Agent (or any successor transfer agent);

(i)            The Company shall have delivered to the Investor (i) a certificate evidencing the incorporation and good standing of the Company in the State of Maryland issued by the Secretary of State of the State of Maryland and (ii) a certificate or its equivalent evidencing the good standing or authorization of the Company as a foreign corporation in each jurisdiction where it is required to be registered as a foreign corporation, in each case as of a date within ten (10) Business Days of the Commencement Date;

(j)            The Company shall have delivered to the Investor a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Maryland within ten (10) Business Days of the Commencement Date;

(k)           The Company shall have delivered to the Investor a secretary’s certificate executed by the Secretary of the Company, dated as of the Commencement Date, in the form attached hereto as Exhibit B;

(l)            The Shelf Registration Statement covering the sale of the Securities shall continue to be effective and no stop order with respect to the Shelf Registration Statement shall be pending or, to the Company’s knowledge, threatened by the SEC. The Company shall have a maximum dollar amount of Common Stock registered under the Shelf Registration Statement which is sufficient to issue to the Investor not less than (i) the full Available Amount worth of Purchase Shares plus (ii) all of the Commitment Shares. The Current Report and the Initial Prospectus Supplement each shall have been filed with the SEC, as required pursuant to Section 5(a), and in compliance with the Registration Rights Agreement. The Prospectus shall be current and available for issuances and sales of all of the Securities by the Company to the Investor and for the resale of all of the Securities by the Investor. Any other Prospectus Supplements required to have been filed by the Company with the SEC under the Securities Act at or prior to the Commencement Date shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Securities Act. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC at or prior to the Commencement Date pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act;

(m)          No Event of Default has occurred that has not been cured, and no event which, after notice and/or lapse of time, would reasonably be expected to become an Event of Default has occurred;

(n)           All federal, state and local governmental laws, rules and regulations applicable to the transactions contemplated by the Transaction Documents and necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been complied with, and all consents, authorizations and orders of, and all filings and registrations with, all federal, state and local courts or governmental agencies and all federal, state and local regulatory or self-regulatory agencies necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been obtained or made, including, without limitation, in each case those required under the Securities Act, the Exchange Act, applicable state securities or “Blue Sky” laws or applicable rules and regulations of the Principal Market, or otherwise required by the SEC, the Principal Market or any state securities regulators;

(o)           No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any federal, state or local or foreign court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents; and

(p)           No action, suit or proceeding before any federal, state, local or foreign arbitrator or any court or governmental authority of competent jurisdiction shall have been commenced or threatened, and no inquiry or investigation by any federal, state, local or foreign governmental authority of competent jurisdiction shall have been commenced or threatened, against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions.

9.	INDEMNIFICATION.

In consideration of the Investor’s execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company and the Operating Partnership, jointly and severally, shall defend, protect, indemnify and hold harmless the Investor and all of its affiliates, members, managers, officers, directors and employees, direct or indirect investors and any of the foregoing Person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities, and damages, and reasonable fees and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company or the Operating Partnership in the Transaction Documents or any other certificate, instrument or document executed and delivered by the Company or the Operating Partnership as contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company or the Operating Partnership contained in the Transaction Documents or any other certificate, instrument or document executed and delivered by the Company or the Operating Partnership as contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document executed and delivered by the Company, the Operating Partnership as contemplated hereby or thereby, other than, in the case of clause (c), with respect to Indemnified Liabilities which directly and primarily result from the fraud, gross negligence or willful misconduct of an Indemnitee. The indemnity in this Section 9 shall not apply to amounts paid in settlement of any claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. To the extent that the foregoing undertaking by the Company or the Operating Partnership may be unenforceable for any reason, the Company and the Operating Partnership, jointly and severally, shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Payment under this indemnification shall be made within thirty (30) days from the date Indemnitee makes written request for it. A certificate containing reasonable detail as to the amount of such indemnification submitted to the Company or the Operating Partnership by the Indemnitee shall be conclusive evidence, absent manifest error, of the amount due from the Company or the Operating Partnership to the Indemnitee; provided that the Indemnitee shall undertake to repay any amounts paid to it hereunder if it is ultimately determined, by a final and non-appealable order of a court of competent jurisdiction, that the Indemnitee is not entitled to be indemnified against such Indemnified Liabilities by the Company or the Operating Partnership pursuant to this Agreement. If any action shall be brought against any Indemnitee in respect of which indemnity may be sought pursuant to this Agreement, such Indemnitee shall promptly notify the Company in writing, and the Company or the Operating Partnership shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnitee. Any Indemnitee shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, except to the extent that (i) the employment thereof has been specifically authorized by the Company or the Operating Partnership in writing, (ii) the Company or the Operating Partnership has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company or the Operating Partnership and the position of such Indemnitee, in which case the Company and the Operating Partnership, jointly and severally, shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.

10.	EVENTS OF DEFAULT.

An “Event of Default” shall be deemed to have occurred at any time as any of the following events occurs:

(a)           the effectiveness of the Registration Statement registering the Securities lapses for any reason (including, without limitation, the issuance of a stop order or similar order), the Registration Statement or any Prospectus is unavailable for the sale by the Company to the Investor (or the resale by the Investor) of any or all of the Securities to be issued to the Investor under the Transaction Documents (including, without limitation, as a result of any failure of the Company to satisfy all of the requirements for the use of a registration statement on Form S-3 pursuant to the Securities Act for the offering and sale of the Securities contemplated by this Agreement), and any such lapse or unavailability continues for a period of ten (10) consecutive Business Days or for more than an aggregate of thirty (30) Business Days in any 365-day period, but excluding a lapse or unavailability where (i) the Company terminates the Registration Statement after the Investor has confirmed in writing that all of the Securities covered thereby have been resold or (ii) the Company supersedes the Shelf Registration Statement with a New Registration Statement (as defined in the Registration Rights Agreement), including (without limitation) when the Registration Statement is effectively replaced with a New Registration Statement covering Securities (provided in the case of this clause (ii) that all of the Securities covered by the superseded (or terminated) registration statement that have not theretofore been sold to the Investor are included in the superseding (or new) registration statement);

(b)           the suspension of the Common Stock from trading on the Principal Market for a period of at least one (1) Business Day, provided that the Company may not direct the Investor to purchase any shares of Common Stock during any such suspension;

(c)           the delisting of the Common Stock from the New York Stock Exchange provided, however, that the Common Stock is not immediately thereafter trading on The Nasdaq Global Market, The Nasdaq Global Select Market, The Nasdaq Capital Market, the NYSE American, the NYSE Arca, the OTC Bulletin Board, or the OTCQB or the OTCQX operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing);

(d)           the failure for any reason by the Transfer Agent to issue Purchase Shares to the Investor within one (1) Business Day after the applicable Purchase Date or Accelerated Purchase Date (as applicable) on which the Investor is entitled to receive such Purchase Shares;

(e)           the Company or the Operating Partnership breaches any representation, warranty, covenant or other term or condition under any Transaction Document if such breach would reasonably be expected to have a Material Adverse Effect, except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) Business Days after written notice thereof;

(f)            if any Person commences a proceeding against the Company or the Operating Partnership pursuant to or within the meaning of any Bankruptcy Law;

(g)           if the Company or the Operating Partnership is at any time insolvent, or, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law (a “Custodian”) of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;

(h)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company or the Operating Partnership in an involuntary case, (ii) appoints a Custodian of the Company or the Operating Partnership or for all or substantially all of its property, or (iii) orders the liquidation of the Company or the Operating Partnership;

(i)            if at any time after the Commencement Date, the Exchange Cap is reached (to the extent the Exchange Cap is applicable pursuant to Section 2(d) hereof); or

(j)            if at any time the Company is not eligible to transfer its Common Stock electronically as DWAC Shares.

In addition to any other rights and remedies under applicable law and this Agreement, so long as an Event of Default has occurred and is continuing, or if any event that, after notice and/or lapse of time, would reasonably be expected to become an Event of Default, has occurred and is continuing, the Company shall not deliver to the Investor any Purchase Notice. Notwithstanding the foregoing, the foregoing sentence shall not be deemed to apply to any notice from the New York Stock Exchange regarding the Company’s failure to comply with the continuing listing standards of the New York Stock Exchange, and to the fact of each such failure, unless all compliance and appeal periods for such failure have lapsed or expired.

11.	TERMINATION.

This Agreement may be terminated only as follows:

(a)           If pursuant to or within the meaning of any Bankruptcy Law, the Company or the Operating Partnership commences a voluntary case or any Person commences a proceeding against the Company or the Operating Partnership, a Custodian is appointed for the Company or the Operating Partnership or for all or substantially all of its property, or the Company or the Operating Partnership makes a general assignment for the benefit of its creditors (any of which would be an Event of Default as described in Sections 10(f), 10(g) and 10(h) hereof), this Agreement shall automatically terminate without any liability or payment to the Company or the Operating Partnership (except as set forth below) without further action or notice by any Person.

(b)           In the event that the Commencement shall not have occurred on or before July 30, 2021, due to the failure to satisfy the conditions set forth in Sections 7 and 8 above with respect to the Commencement, either the Company or the Investor shall have the option to terminate this Agreement at the close of business on such date or thereafter without liability of any party to any other party (except as set forth below); provided, however, that the right to terminate this Agreement under this Section 11(b) shall not be available to any party if such party is then in breach of any covenant or agreement contained in this Agreement or any representation or warranty of such party contained in this Agreement fails to be true and correct such that the conditions set forth in Section 7(d) or Section 8(e), as applicable, would not then be satisfied

(c)           At any time after the Commencement Date, the Company shall have the option to terminate this Agreement for any reason or for no reason by delivering notice (a “Company Termination Notice”) to the Investor electing to terminate this Agreement without any liability whatsoever of any party to any other party under this Agreement (except as set forth below). The Company Termination Notice shall not be effective until one (1) Business Day after it has been received by the Investor.

(d)           This Agreement shall automatically terminate on the date that the Company sells and the Investor purchases the full Available Amount as provided herein, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

(e)           If, for any reason or for no reason, the full Available Amount has not been purchased in accordance with Section 2 of this Agreement by the Maturity Date, this Agreement shall automatically terminate on the Maturity Date, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below).

Except as set forth in Sections 11(a) (in respect of an Event of Default under Sections 10(f), 10(g) and 10(h)), 11(d) and 11(e), any termination of this Agreement pursuant to this Section 11 shall be effected by written notice from the Company to the Investor, or the Investor to the Company, as the case may be, setting forth the basis for the termination hereof. The representations and warranties and covenants of the Company and the Investor contained in Sections 3 and 4, 5 and 6 hereof, the indemnification provisions set forth in Section 9 hereof and the agreements and covenants set forth in Sections 10, 11 and 12 shall survive the execution and delivery of this Agreement and any termination of this Agreement. No termination of this Agreement shall (i) affect the Company, the Operating Partnership’s or the Investor’s rights or obligations under (A) this Agreement with respect to any pending Regular Purchases, Accelerated Purchases, or Additional Accelerated Purchases, and the Company and the Investor shall complete their respective obligations with respect to any pending Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases under this Agreement and (B) the Registration Rights Agreement, which shall survive any such termination, or (ii) be deemed to release the Company or the Investor from any liability for intentional misrepresentation or willful breach of any of the Transaction Documents.

12.	MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Maryland shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware, County of New Castle, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)           Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(c)           Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)           Entire Agreement. The Transaction Documents supersede all other prior oral or written agreements among the Investor, the Company or the Operating Partnership, their affiliates and Persons acting on their behalf with respect to the subject matter thereof, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. Each of the Company and the Investor acknowledges and agrees that is has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in the Transaction Documents.

(f)            Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company or the Operating Partnership:

Braemar Hotels & Resorts Inc.

14185 Dallas Parkway Suite 1200

Dallas, TX 75254

Telephone:	972-490-9600
E-mail:	rhaiman@ashfordinc.com
Attention:	Robert G. Haiman

With a copy to (which shall not constitute notice or service of process):

Cadwalader, Wickersham & Taft LLP

200 Liberty Street

New York, NY 10281

Telephone:	(212) 504-6780
Facsimile:	(212) 494-6596
E-mail:	greg.patti@cwt.com
Attention:	Gregory P. Patti, Jr.

If to the Investor:

Lincoln Park Capital Fund, LLC

440 North Wells, Suite 410

Chicago, IL 60654

Telephone:	312-822-9300
Facsimile:	312-822-9301
E-mail:	jscheinfeld@lpcfunds.com/jcope@lpcfunds.com
Attention:	Josh Scheinfeld/Jonathan Cope

With a copy to (which shall not constitute notice or service of process):

K&L Gates LLP

200 S. Biscayne Blvd., Suite 3900

Miami, FL 33131

Telephone:	(305) 539-3306
Facsimile:	(305) 358-7095
E-mail:	clayton.parker@klgates.com
Attention:	Clayton E. Parker, Esq.

If to the Transfer Agent:

Computershare Trust Company, N.A.

222 N. Pacific Coast Highway, 3rd Floor

El Segundo, CA 90245

Telephone:	(818) 254-3164
Attention:	Lee Kowalsky

or at such other address, email address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or email account containing the time, date, and recipient facsimile number or email address, as applicable, or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or email or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation. The Investor may not assign its rights or obligations under this Agreement.

(h)            No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and, except as set forth in Section 9, is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)            Publicity. The Company and the Operating Partnership shall afford the Investor and its counsel with the opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, SEC filing or any other public disclosure by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby, not less than 24 hours prior to the issuance, filing or public disclosure thereof. The Investor must be provided with a final version of any information related to Lincoln Park contained within such press release, SEC filing or other public disclosure, at least 24 hours prior to any release, filing or use by the Company or the Operating Partnership thereof, or such shorter time as is reasonably necessary. The Investor shall not make any public announcement or disclosure regarding this Agreement and the transactions contemplated hereby without the prior written consent of the Company, except as may be required by applicable law or pursuant to the terms of this Agreement.

(j)            Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to consummate and make effective, as soon as reasonably possible, the Commencement, and to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)           No Financial Advisor, Placement Agent, Broker or Finder. Each of the Operating Partnership and the Company represents and warrants to the Investor that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Investor represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Company shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder relating to or arising out of the transactions contemplated hereby. The Operating Partnership and the Company, jointly and severally, shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out of pocket expenses) arising in connection with any such claim.

(l)            No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)          Remedies, Other Obligations, Breaches and Injunctive Relief. The Investor’s remedies provided in this Agreement, including, without limitation, the Investor’s remedies provided in Section 9, shall be cumulative and in addition to all other remedies available to the Investor under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Investor contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Investor’s right to pursue actual damages for any failure by the Operating Partnership or the Company to comply with the terms of this Agreement. The parties acknowledge that a breach by any party of its obligations hereunder will cause irreparable harm to the non-breaching party and that the remedy at law for any such breach may be inadequate. The parties therefore agree that, in the event of any such breach or threatened breach, the non-breaching party shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(n)           Enforcement Costs. If: (i) this Agreement is placed by the Investor in the hands of an attorney for enforcement or is enforced by the Investor through any legal proceeding; (ii) an attorney is retained to represent the Investor in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Agreement; or (iii) an attorney is retained to represent the Investor in any other proceedings whatsoever in connection with this Agreement, then the Operating Partnership and the Company, jointly and severally, shall pay all reasonable costs and expenses including attorneys’ fees incurred in connection therewith to the party incurring such costs and expenses, as incurred, in addition to all other amounts due hereunder.

(o)           Amendment and Waiver; Failure or Indulgence Not Waiver. No provision of this Agreement may be amended other than by a written instrument signed by both parties hereto and no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

* * * * *

IN WITNESS WHEREOF, the Investor, the Company and the Operating Partnership have each caused this Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

BRAEMAR HOTELS & RESORTS INC.

By:	/s/ Richard J. Stockton
Name:	Richard J. Stockton
Title:	President and Chief Executive Officer

THE OPERATING PARTNERSHIP:

BRAEMAR HOSPITALITY LIMITED PARTNERSHIP

By:	Braemar OP General Partner LLC, its sole general partner

By:	Braemar Hotels & Resorts Inc., its sole member

By:	/s/ Deric S. Eubanks

Name:	Deric S. Eubanks
Title:	Chief Financial Officer and Treasurer

INVESTOR:

LINCOLN PARK CAPITAL FUND, LLC
BY: LINCOLN PARK CAPITAL, LLC
BY: ROCKLEDGE CAPITAL CORPORATION

By:	/s/ Josh Scheinfeld
Name:	Josh Scheinfeld
Title:	President

Company’s Disclosure Schedule – Schedule 4(a)(3)

Common Stock (as of April 21, 2021)
Issued Share Breakdown (as of April 21, 2021)
Outstanding	44,490,073
Treasury	1,840,827
Issued	46,330,900
Shareholder Authorized Share Breakdown (as of April 21, 2021)
Issued	46,330,900
Reserves	54,438,169
Unallocated	149,230,931
Total (Amount Authorized by Shareholders)	250,000,000

5.50% Series B Cumulative Convertible Preferred Stock (as of April 21, 2021)
Issued Share Breakdown (as of April 21, 2021)
Outstanding	4,441,016
Treasury	0
Issued	4,441,016
Shareholder Authorized Share Breakdown (as of April 21, 2021)
Issued	4,441,016
Reserves	2,039,640
Unallocated	619,344
Total (Amount Authorized by Shareholders)	7,100,000

8.25% Series D Cumulative Preferred Stock (as of April 21, 2021)
Issued Share Breakdown (as of April 21, 2021)
Outstanding	1,600,000
Treasury	0
Issued	1,600,000
Shareholder Authorized Share Breakdown (as of April 21, 2021)
Issued	1,600,000
Reserves	0
Unallocated	240,000
Total (Amount Authorized by Shareholders)	1,840,000

Series E Redeemable Preferred Stock (as of April 21, 2021)
Issued Share Breakdown (as of April 21, 2021)
Outstanding
Treasury
Issued	0
Shareholder Authorized Share Breakdown (as of April 21, 2021)
Issued	0
Reserves
Unallocated
Total (Amount Authorized by Shareholders)	28,000,000

Series M Redeemable Preferred Stock (as of April 21, 2021)
Issued Share Breakdown (as of April 21, 2021)
Outstanding
Treasury
Issued	0
Shareholder Authorized Share Breakdown (as of April 21, 2021)
Issued	0
Reserves
Unallocated
Total (Amount Authorized by Shareholders)	28,000,000

EXHIBITS

Exhibit A     Form of Officer’s Certificate

Exhibit B     Form of Secretary’s Certificate

EXHIBIT A

FORM OF OFFICER’S CERTIFICATE

This Officer’s Certificate (“Certificate”) is being delivered pursuant to Section 8(e) of that certain Purchase Agreement dated as of April 21, 2021, (“Purchase Agreement”), by and among BRAEMAR HOTELS & RESORTS INC., a Maryland corporation (the “Company”), BRAEMAR HOSPITALITY LIMITED PARTNERSHIP, a Delaware limited partnership (the “Operating Partnership”) and LINCOLN PARK CAPITAL FUND, LLC (the “Investor”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

The undersigned, Richard J. Stockton, President and Chief Executive Officer of Braemar Hotels & Resorts Inc., hereby certifies, on behalf of the Company and not in his individual capacity, as follows:

1.          I am the President and Chief Executive Officer of the Company;

2.          The representations and warranties of the Company contained in the Purchase Agreement and the Registration Rights Agreement are true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 of the Purchase Agreement, in which case, such representations and warranties are true and correct as so qualified) as of the date of the Purchase Agreement and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, in which case such representations and warranties are true and correct in all material respects as of such date);

3.          The Company has performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date, to the extent not otherwise waived.

4.          The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings.

IN WITNESS WHEREOF, I have hereunder signed my name on this 21st day of April, 2021.

Name: Richard J. Stockton
Title: President and Chief Executive Officer

The undersigned, as Secretary of Braemar Hotels & Resorts Inc., a Maryland corporation, hereby certifies that Richard J. Stockton is the duly appointed, qualified and acting President and Chief Executive Officer of the Company, and that the signature appearing above is his genuine signature.

Robert G. Haiman, Secretary

EXHIBIT B

FORM OF SECRETARY’S CERTIFICATE

This Secretary’s Certificate (“Certificate”) is being delivered pursuant to Section 8(k) of that certain Purchase Agreement dated as of April 21, 2021 (“Purchase Agreement”), by and among BRAEMAR HOTELS & RESORTS INC., a Maryland corporation (the “Company”), BRAEMAR HOSPITALITY LIMITED PARTNERSHIP, a Delaware limited partnership (the “Operating Partnership”), and LINCOLN PARK CAPITAL FUND, LLC (the “Investor”), pursuant to which the Company may sell to the Investor up to Thirty-Five Million Dollars ($35,000,000) of shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

The undersigned, Robert G. Haiman, Secretary of the Company, hereby certifies, on behalf of the Company and not in his individual capacity, as follows:

1.          I am the Secretary of the Company.

2.           Attached hereto as Exhibit A and Exhibit B are true, correct and complete copies of the Company’s Bylaws, as in effect as of the date hereof (“Bylaws”), and Certificate of Incorporation, as in effect as of the date hereof (“Charter”), and no action has been taken by the Company, its directors, officers or stockholders, in contemplation of the filing of any further amendment relating to or affecting the Bylaws or Charter.

3.          Attached hereto as Exhibit C are true, correct and complete copies of the resolutions duly adopted by the Board of Directors of the Company [at a telephonic meeting held on [______], 2021] [by unanimous written consent effective as of [______], 2021]. Such resolutions have not been amended, modified or rescinded and remain in full force and effect and such resolutions are the only resolutions adopted by the Company’s Board of Directors or any other committee thereof, or the stockholders of the Company relating to or affecting (i) the entering into and performance of the Purchase Agreement, or the issuance, offering and sale of the Securities and (ii) and the performance of the Company of its obligation under the Transaction Documents as contemplated therein.

4.          As of the date hereof, the authorized, issued and reserved capital stock of the Company is as set forth on Exhibit D hereto.

IN WITNESS WHEREOF, I have hereunder signed my name on this 21st day of April, 2021.

Robert G. Haiman, Secretary

The undersigned as President and Chief Executive Officer of BRAEMAR HOTELS & RESORTS INC., a Maryland corporation, hereby certifies that Robert G. Haiman is the duly elected, appointed, qualified and acting Secretary of BRAEMAR HOTELS & RESORTS INC., and that the signature appearing above is his genuine signature.

Name: Richard J. Stockton
Title: President and Chief Executive Officer